Exhibit 99.1

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-6 of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 14, 2008	ARMORY MASTER FUND LTD.

	By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Director

Dated: February 14, 2008	ARMORY FUND LP

By: Armory Partners LLC

	By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Member

Dated: February 14, 2008	ARMORY PARTNERS LLC

	By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Member

Dated: February 14, 2008	ARMORY OFFSHORE FUND LTD.

	By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Director

Dated : February 14, 2008	ARMORY ADVISORS LLC

	By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Member

Dated: February 14, 2008	THE SEAPORT GROUP, LLC PROFIT SHARING PLAN

	By:	/s/ Michael Meagher
Name: Michael Meagher
Title: Member

Dated: February 14, 2008	/s/ Michael Meagher
Michael Meagher

Dated: February 14, 2008	/s/ Stephen C. Smith
Stephen C. Smith

Dated: February 14, 2008	/s/ Jay Burnham
Jay Burnham